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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 20, 2003

                                    PCD INC.
             (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                   0-27744                    04-2604950
(State or other Jurisdiction       (Commission                 (IRS Employer
   of Incorporation)               File Number)              Identification No.)

2 TECHNOLOGY DRIVE, CENTENNIAL PARK, PEABODY, MA                 01960-7977
    (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code: 978-532-8800
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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

On March 21, 2003, PCD Inc. (the "Company") and its domestic subsidiary, Wells-CTI, Inc. (together, the "Debtors") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts (the "Court") (case nos. 03-12310-CJK and 03-012309-CJK). The Debtors subsequently filed Plans of Reorganization, dated April 7, 2003, and Motions of Debtor for Approval of Nonmaterial Modification of Plan of Reorganization, dated May 19, 2003 (together, the "Plans") as well as Disclosure Statements, dated April 7, 2003 (the "Disclosure Statements").

On May 20, 2003, the Court entered orders confirming the Plans and approving the Disclosure Statements. Copies of these orders are attached as Exhibits 99.1 and
99.2 hereto. The Plans will become effective on June 5, 2003 (the "Effective Date"). Copies of the Plans as confirmed are attached as Exhibits 99.3 and 99.4 hereto. The material features of the Company's Plan are as follows (all capitalized terms used without definition shall have the meanings set forth in the Company's Plan):

      - Prior to the Effective Date, the Company shall have transferred the assets and operations of its Industrial/Avionics Division to Amphenol Corporation and paid the Holdback (as defined in the Asset Purchase Agreement) into escrow.

      - Any executory contract or unexpired lease which is not being assumed shall be deemed rejected as of May 20, 2003.

      - On the Effective Date, all securities, equity interests, notes, bonds, indentures, and other instruments or documents evidencing or creating any indebtedness, equity interest or obligation of the Company shall be extinguished and cancelled, and any obligations of the Company under any agreements, indentures or certificates of designation governing any securities, equity interests, notes, bonds, indentures and other instruments or documents creating any indebtedness, equity interest or obligation, shall be discharged.

      - According to the timeline set forth in the Plan, the Company shall, after funding the Disputed Claims Reserve and the Debtors' Reserve,
            (a) pay to Fleet as agent for the Class 1 Creditors, the Class 1 Creditor Payment Amount (if not already paid) and assign to the agent all right, title and interest in and to the Holdback in full satisfaction of the Class 1 Creditors' claims under the Secured Loan Agreement, subject to any rights of the Class 1 Creditors to post-Effective Date payments in accordance with the Plan; and (b) pay in full all Unclassified Claims and all Classified Claims in accordance with the Plan.

      - Any funds remaining in the Debtor's Reserve and all other property of the Company shall revert to Fleet as agent for the Class 1 Creditors.

      - The holders of the Equity Interests shall receive nothing for their interests or potential interests in the Company.
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      -     Following all distributions from the Debtor's Estate required under the Plan, the Company shall be dissolved and all funds and property remaining in the Company shall revert to Fleet as agent for the Class 1 Creditors.

Immediately prior to the Effective Date, there will be 8,951,945 shares of common stock of the Company, 319,000 options, and 1,653,949 warrants to purchase common stock of the Company outstanding, for an aggregate total of 10,924,894 shares, assuming exercise of all options and warrants. No shares are reserved for future issuances in respect of claims and interests filed and allowed under the Plan. Immediately prior to the Effective date, the Company will have approximately 1,000 shareholders of record.

As of April 30, 2003, the assets and liabilities of the Company were 13,927,501 and 46,673,088, respectively. Additional financial information concerning the Company (excluding our Japanese subsidiary) will be contained in the required Monthly Operating Statement for the period of May 1, 2003 to May 31, 2003 in a form prescribed by the office of the United States Trustee, to be filed on Form 8-K under separate cover.

Copies of the Disclosure Statements are attached as Exhibits 99.5 and 99.6 hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits

99.1 Order Confirming Debtor's Plan of Reorganization and Approving Disclosure Statement dated May 20, 2003 (PCD Inc.)

99.2 Order Confirming Debtor's Plan of Reorganization and Approving Disclosure Statement dated May 20, 2003 (Wells-CTI, Inc.)

99.3        Plan of Reorganization (PCD Inc).

99.4        Plan of Reorganization (Wells-CTI, Inc.)

99.5        Disclosure Statement (PCD Inc.)

99.6        Disclosure Statement (Wells-CTI, Inc.)
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PCD INC.

                                        /s/ JOHN L. DWIGHT, JR.

                                 By:    Name: John L. Dwight, Jr.
                                        Title: Chairman of the Board,
                                        President, and Chief Executive Officer

Date: June 5, 2003


                                  EXHIBIT INDEX

EXHIBIT
   NO.                              DESCRIPTION

99.1        Order Confirming Debtor's Plan of Reorganization and Approving
            Disclosure Statement dated May 20, 2003 (PCD Inc.)

99.2        Order Confirming Debtor's Plan of Reorganization and Approving
            Disclosure Statement dated May 20, 2003 (Wells-CTI, Inc.)

99.3        Plan of Reorganization (PCD Inc).

99.4        Plan of Reorganization (Wells-CTI, Inc.)

99.5        Disclosure Statement (PCD Inc.)

99.6        Disclosure Statement (Wells-CTI, Inc.)